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Pricing Supplement No. 2 dated January 22, 1996        Registration No. 33-52571
(To Prospectus Supplement dated December 16, 1994      Rule 424(b)(3)
and Prospectus dated March 18, 1994)


                           BANK OF BOSTON CORPORATION

                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


                           ----------------------


        Except as set forth herein, the Notes offered hereby are "Senior Floating Rate Notes" and have such terms as are described in the accompanying Prospectus Supplement dated December 16, 1994, relating to Senior Floating Rate Notes.

Principal Amount:  $50,000,000


Issue  Date:  January 22, 1996
(Settlement Date):  January 25, 1996

Stated Maturity Date:  January 24, 1997

Issue Price:  100% of Principal Amount

Offering Agent:  The First National Bank of Boston, as agent

Offering Agent's
Commission:  $5,000

Proceeds to the
Corporation:  $49,995,000

Interest Rate(s)
  (Fixed Rate Notes):  N/A

Initial Interest Rate
  (Floating Rate Notes):  5.405%

Interest Payment Dates:  [ ] June 15 and December 15 of each year.

                         [X] Other:  July 24, 1996
                                     Oct. 24, 1996
                                     Jan. 24, 1997
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Interest Payment Period; Quarterly

Record Dates:               [X] Fifteenth calendar day (whether or not a Business Day)
                                next preceding each Interest Payment Date.

Interest Rate Basis
   (Floating Rate Notes):   [ ] CMT Rate
                            [ ] Commercial Paper Rate
                            [ ] Eleventh District Cost of Funds Rate
                            [ ] Federal Funds Rate
                            [X] LIBOR Telerate
                            [ ] LIBOR Reuters
                            [ ] Prime Rate
                            [ ] Treasury Rate
                            [ ] Other:

Interest Calculation
   (Floating Rate Notes):   [X] Regular Floating Rate Note
                            [ ] Floating Rate/Fixed Rate Note
                                Fixed Rate Commencement Date:
                                Fixed Interest Rate:
                            [ ] Inverse Floating Rate Note
                                Fixed Interest Rate:

Index Maturity
   (Floating Rate Notes):  Six Month

Index Currency
(LIBOR Notes):  U.S. Dollar

Designated LIBOR Page
(LIBOR Notes):  Page 3750

Designated CMT Telerate
Page (CMT Rate Notes):  N/A

Designated CMT Maturity
Index (CMT Rate Notes):  N/A

Reuters Screen NYMF Page
(Prime Rate Notes):  N/A

Spread (Plus or Minus)
   (Floating Rate Notes):  +.03

Spread Multiplier
   (Floating Rate Notes):  N/A

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Interest Rate Formula
   (Floating Rate Notes):  N/A

Interest Reset Dates
   (Floating Rate Notes):  January 25, 1996
                           July 24, 1996
                           October 24, 1996

Interest Reset Period:  Quarterly

Interest Determination Dates
   (Floating Rate Notes):  January 23, 1996
                           July 22, 1996
                           October 22, 1996

Calculation Agent (if other
   than the Bank)
   (Floating Rate Notes):  N/A

Minimum Interest Rate
   (Floating Rate Notes):  N/A

Maximum Interest Rate
   (Floating Rate Notes):   N/A

Redemption Date(s):  N/A

Initial Redemption Percentage:  N/A

Annual Redemption
   Percentage Reduction:  N/A

Holder's Optional
   Repayment Date(s):  N/A

Day Count Convention
   (Floating Rate Notes):   [ ] 30/360 for the period from _____________ to
                                ________________.
                            [X] Actual/360 for the period from January 25, 1996
                                to January 24, 1997.

Original Issue
   Discount Note: [ ] Yes
                  [X] No

Total Amount of OID:  N/A

Yield to Maturity:  N/A
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Interest Accrual
   Period:  N/A

Default Rate:  N/A

Other Provisions:   Terms used but not defined in this Pricing Supplement shall have the meanings specified in the above-referenced Prospectus Supplement.